UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 25, 2011

WILSHIRE ENTERPRISES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-4673	84-0513668
(State or incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Eagle Rock Avenue, East Hanover, NJ 07936
(Address of principal executive offices)

(201) 420-2796
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

On February 25, 2011, Wilshire Enterprises, Inc. (the “Company”) held its annual meeting of stockholders (the “Meeting”) as described in the proxy statement relating to the Meeting mailed to stockholders on or about February 4, 2011.  At the Meeting the Company’s stockholders approved each of the following two amendments to the Company’s certificate of incorporation, which together are intended to enable the Company to cease its periodic reporting obligations under the Securities Exchange Act of 1934, as amended, and thereby forgo many of the expenses associated with operating as a public company subject to Securities and Exchange Commission reporting obligations.

A.
To effect a 1-for-500 reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”), by amending the Company’s Certificate of Incorporation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,836,780	72,610	5,342	773,328

B.
To effect a 500-for-1 forward stock split the (“Forward Stock Split”) of the Common Stock to occur immediately following the Reverse Stock Split of the Common Stock, also by amending the Company’s Certificate of Incorporation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,836,628	64,000	14,104	773,328

Within the next few days, the Company expects to file with the Delaware Secretary of State the necessary Certificates of Amendment of its Certificate of Incorporation to effect both the Reverse Stock Split and the Forward Stock Split.

The anticipated effective date of both the Reverse Stock Split and the Forward Stock Split is March 2, 2011.

At the Meeting the Company’s stockholders also re-elected W. Martin Willschick as the Company’s Class III director as follows:

Votes For	Votes Withheld	Broker Non-Votes
2,831,677	83,055	773,328

The stockholders also ratified the appointment of  J.H. Cohn LLP  as the Company’s independent auditors for the fiscal year ending December 31, 2010 as follows:

Votes For	Votes Against	Abstentions
3,556,470	61,453	70,137

Item 8.01 Other Events

The Company has retained InvestorCom, Inc. to act as information agent for the Reverse Stock Split and Forward Stock Split.  InvestorCom can be reached at the following address and telephone number:

InvestorCom, Inc.
65 Locust Avenue, Suite 302
New Canaan, CT  06840
Attention:  John Grau
(877) 972-0090

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WILSHIRE ENTERPRISES, INC.

Dated: February 28, 2011	By:	/s/ S. Wilzig Izak
S. Wilzig Izak
Chairman of the Board and
Chief Executive Officer